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                                                                 Exhibit 23.6


                     [MILLER AND LENTS, LTD. LETTERHEAD]


                      CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, Miller and Lents, Ltd. hereby consents to the use of its name and independent report dated October 23, 2002, incorporated by reference into Peoples Energy Corporation's Registration Statement File No. 333-84594.

                                        MILLER AND LENTS, LTD.


                                        By:   /s/ Christopher A. Butta
                                            -----------------------------
                                              Christopher A. Butta
                                              Senior Vice President

Houston, Texas
December 18, 2002